Exhibit 5.2

December 9, 2020

Kraft Heinz Foods Company

One PPG Place

Pittsburgh, Pennsylvania 15222

Kraft Heinz Foods Company

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Kraft Heinz Foods Company, a Pennsylvania limited liability company (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), which was filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the following securities up to: (i) $1,000,000,000 aggregate principal amount of new 3.750% Senior Notes due 2030 (the “New 2030 Notes”), (ii) $500,000,000 aggregate principal amount of new 4.625% Senior Notes due 2039 (the “New 2039 Notes”), (iii) $1,500,000,000 aggregate principal amount of new 4.875% Senior Notes due 2049 (the “New 2049 Notes”), (iv) $1,350,000,000 aggregate principal amount of new 3.875% Senior Notes due 2027 (the “New 2027 Notes”), (v) $1,350,000,000 aggregate principal amount of new 4.250% Senior Notes due 2031 (the “New 2031 Notes”), (vi) $800,000,000 aggregate principal amount of new 5.500% Senior Notes due 2050 (the “New 2050 Notes” and, collectively with the New 2030 Notes, the New 2039 Notes, the New 2049 Notes, the New 2027 Notes, the New 2031 Notes, and the New 2050 Notes, the “Exchange Notes”). The Exchange Notes are to be issued by the Company in exchange (the “Exchange Offer”) for equal aggregate principal amounts of outstanding, unregistered (a) 3.750% Senior Notes due 2030, (b) 4.625% Senior Notes due 2039, (c) 4.875% Senior Notes due 2049, (d) 3.875% Senior Notes due 2027, (e) 4.250% Senior Notes due 2031, and (f) 5.500% Senior Notes due 2050, issued by the Company on September 25, 2019 and May 18, 2020, as applicable, in reliance on exemptions from registration under the Securities Act for offers and sales of securities not involving public offerings.

The terms of the Exchange Offer are described in the Registration Statement.

We understand that the New 2030 Notes, the New 2039 Notes, and the New 2049 Notes are to be issued under the Indenture dated as of July 1, 2015 (the “Base Indenture”), by and among the Company (formerly known as H. J. Heinz Company), as issuer, The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation) (“Kraft Heinz”), as guarantor, and Deutsche Bank Trust Company Americas, as successor trustee to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated as of September 25, 2019 (the “Eighth Supplemental Indenture”), by and among the Company, as issuer, Kraft Heinz, as guarantor, and the Trustee.

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We understand that the New 2027 Notes, the New 2031 Notes, and the New 2050 Notes are to be issued under the Base Indenture, as supplemented by the Ninth Supplemental Indenture, dated as of May 18, 2020 (the “Ninth Supplemental Indenture”), by and among the Company, as issuer, Kraft Heinz, as guarantor, and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement;

(b) an executed copy of the Base Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture; and

(c) the forms of global note representing each of the Exchange Notes.

As used herein, the Base Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture are referred to, collectively, as the “Subject Documents.”

In addition, we have examined and relied upon the following:

(i) certificates from officers of the Company certifying as to (A) true and correct copies of the certificate of organization and operating agreement of the Company, (B) resolutions of the Board of Managers of the Company authorizing, among things, the filing of the Registration Statement, the amount of securities to be issued under the Registration Statement, and the issuance of the Exchange Notes by the Company and (C) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Base Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture;

(ii) a certificate dated December 8, 2020, issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, attesting to the limited liability company status of the Company in the Commonwealth of Pennsylvania; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the Commonwealth of Pennsylvania.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed the Subject Documents are genuine. All individuals who have signed the Subject Documents have the legal capacity to execute such Subject Documents.

(d) Organizational Status, Power and Authority of Certain Parties. All parties to the Subject Documents (other than any individual) (i) are validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof and (ii) have the power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

(e) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Exchange Notes as contemplated by the Registration Statement. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents.

(f) The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing limited liability company under the laws of the Commonwealth of Pennsylvania, and is subsisting under such laws, as of the date of its Status Certificate.

2. Power and Authority; Authorization. The Company has the limited liability company power and authority to issue the Exchange Notes and the Exchange Notes have been duly authorized by the Company and the Company has taken all necessary limited liability company action to authorize the execution and delivery thereof.

3. Power and Authority; Authorization. Each of the Base Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture has been duly authorized, executed and delivered by the Company.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Exchange Offer or the Exchange Notes.

Very truly yours,

/s/ McGuireWoods LLP

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